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                                                                     Exhibit 5.2


                   [LETTERHEAD OF POTTER ANDERSON & CORROON]


December 23, 1997


To Each of the Persons Listed
on Schedule I Attached Hereto

     Re:  Republic New York Capital III
          Republic New York Capital IV
          Trust Preferred Securities

Ladies and Gentlemen:

          We have acted as special Delaware counsel for each of (i) Republic New York Capital III, a Delaware business trust ("Trust III"), and (ii) Republic New York Capital IV, a Delaware business trust ("Trust IV" and, together with Trust III, the "Trusts") in connection with the proposed issuance of their respective Preferred Securities (as to Trust III, the "Trust III Preferred Securities," and as to Trust IV, the "Trust IV Preferred Securities," and collectively, the "Preferred Securities") and the proposed issuance of their respective common securities (collectively, the "Common Securities"), each pursuant to a form of Amended and Restated Declaration of Trust (individually, the "Trust III Declaration" and the "Trust IV Declaration," respectively, and collectively, the "Declarations") to be entered into by and among Republic New York Corporation, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, Bankers Trust Company, as Property Trustee, and the Administrative Trustees named therein. Initially capitalized terms used herein and not otherwise defined are used herein as defined in the Declarations.

          For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigations of our own:

          1. The Certificate of Trust for Trust III, dated as of November 18, 1997, as filed in the Office of the Secretary
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To each of the persons on
Schedule I attached hereto
December 23, 1997
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of State of the State of Delaware (the "Secretary of State") on November 19,
1997;

          2. The original declaration trust of Trust III, dated as of November 18, 1997, by and among the Republic New York Corporation, as Depositor, Bankers Trust (Delaware), as Delaware Trustee and the Administrative Trustees named therein (the "Original Trust III Declaration");

          3. The registration statement on Form S-3 initially filed with the Securities and Exchange Commission on December 16, 1997, pursuant to the Securities Act of 1933, as amended, covering, among other securities, the Preferred Securities (the "Registration Statement");

          4. The Trust III Declaration; as referenced in, and attached to, the Registration Statement;

          5. A Certificate of Good Standing for Trust III, dated December , 1997, obtained from the Secretary of State;

          6. The Certificate of Trust for Trust IV, dated as of November 18, 1997, as filed with the Secretary of State on November 19, 1997;

          7. The original declaration trust of Trust IV, dated as of November 18, 1997, by and among the Republic New York Corporation, as Depositor, Bankers Trust (Delaware), as Delaware Trustee and the Administrative Trustees named therein (the "Original Trust IV Declaration");

          8. The Trust IV Declaration, as referenced in, and attached to, the Registration Statement; and

          9. A Certificate of Good Standing for Trust IV, dated December , 1997, obtained from the Secretary of State.

          The documents referred to in (2) through (4), (7) and (8), collectively referred to as the "Agreements" and individually as an "Agreement."

          As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us.

          Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the
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To each of the persons on
Schedule I attached hereto
December 23, 1997
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assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. Each of Trust III and Trust IV has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act.

     2. When (a) appropriate action has been taken to duly authorize the issuance and fix the terms of the Preferred Securities and the Common Securities under each of the Trust III Declaration and the Trust IV Declaration, respectively, and (b) the Declarations have been duly authorized, executed and delivered by the Company and the Trustees, respectively, the Declarations will constitute valid and binding obligations of the Company and the Trustees, respectively, enforceable against the Company and the Trustees, respectively, in accordance with their respective terms.

     3. When and if (a) the issuance of the Preferred Securities and the Common Securities, respectively, has been duly authorized, (b) the terms of the Preferred Securities and the Common Securities, respectively, have been duly fixed, (c) the Declarations have been duly authorized, executed and delivered in accordance with paragraph 2 above, subject to the other qualifications set forth herein (including, without limitation, paragraph 4 below), the Trust III Preferred Securities and the Trust IV Preferred Securities, respectively, will have been duly authorized and when the Trust III Preferred Securities and the Trust IV Preferred Securities with the terms so fixed shall have been duly executed and authenticated under the applicable Declaration, and otherwise issued and sold in accordance with the applicable Declaration and the Registration Statement, and in a manner consistent therewith, such Trust III Preferred Securities and Trust IV Preferred Securities will be validly issued, fully paid, and non-assessable undivided beneficial interests in the assets of Trust III and Trust IV, as the case may be.

     4. When and if the actions referred to in paragraphs 2 and 3 have occurred, the holders of Trust III Preferred Securities and Trust IV Preferred Securities, as beneficial owners of Preferred Securities of Trust III and Trust IV, respectively, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that such holders of Trust III Preferred Securities and Trust IV Preferred Securities, as the case may be, may be obligated to (a) provide indemnity and/or security in connection with and pay taxes or
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To each of the persons on
Schedule I attached hereto
December 23, 1997
Page 4

governmental charges arising from transfers or exchanges of any certificates representing such Preferred Securities (including the issuance of replacement certificates representing such Preferred Securities), and (b) provide security or indemnity in connection with requests of or directions to the Property Trustee of Trust III and Trust IV, as the case may be, to exercise such Property Trustee's rights and powers under the Trust III Declaration and the Trust IV Declaration, as the case may be.

     In addition to the assumptions and qualifications set forth above, all of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

          a. The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

          b. The foregoing opinions regarding the enforceability of the Declarations are subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors rights generally including, without limitation, the Delaware Uniform Fraudulent Conveyance Act, the provisions of the United States Bankruptcy Code and the Delaware insolvency statutes, (ii) principles of equity including, without limitation, concepts of materiality, good faith, fair dealing, conscionability and reasonableness (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) applicable law relating to fiduciary duties, and (iv) public policy limitations with respect to exculpation, contribution and indemnity provisions.

          c. We have assumed the due authorization, execution and delivery by each party listed as a party to each document examined by us. We have assumed further that each of such parties (exclusive of the Trusts to the limited extent set forth above) has the full corporate, trust, or banking, power, authority, and legal right to execute, deliver and perform each such document. We also have assumed that each of the parties to each of the Agreements (exclusive of the Trusts) is a corporation, bank, national banking association or trust company, validly existing and in good standing under the laws of their respective jurisdictions of organization. We have also assumed that the Agreements to which each of the parties
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To each of the persons on
Schedule I attached hereto
December 23, 1997
Page 5

is a party do not result in the breach of the terms of, and do not contravene their respective constituent documents, any contractual restriction binding on them or any law, rule or regulation applicable to them. In addition, we have assumed the legal capacity of any natural persons who are parties to any of the documents examined by us.

          d. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

          e. We have assumed that (i) with respect to Trust III, the Original Trust III Declaration, the Trust III Declaration, and the Agreements collectively, and (ii) with respect to Trust IV, the Original Trust IV Declaration, the Trust IV Declaration, and the Agreements collectively, constitute the entire agreement among each of the respective parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, dissolution and winding up of the Trust III and Trust IV, as the case may be.

          f. We have assumed that no event set forth in Article 9 of the Trust III Declaration or the Trust IV Declaration, respectively, has occurred, to the same extent as if the Trust III Declaration and the Trust IV Declaration were in effect on the date hereof.

          g. With respect to the enforceability of the Declarations, we express no opinion as to the enforceability of provisions that purport to restrict any right that a holder of securities may have to apply for a judicial dissolution of the Trust III and Trust IV, as the case may be.

          h. Notwithstanding any provision in the Declarations to the contrary, we note that upon the occurrence of an event set forth in Article 9 thereof, the Trusts cannot make any payments or distributions to their respective securityholders until their respective creditors' claims are either paid in full or reasonable provision for payment thereof has been made.

          i. With respect to the enforceability of any provision of the Declarations wherein the parties provide for the appointment of a liquidator, we note that upon the application of any beneficial owner, the Delaware Court of Chancery has the power, upon cause shown, to wind up the affairs of a Delaware business trust and in connection


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To each of the persons on
Schedule I attached hereto
December 23, 1997
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therewith to appoint a liquidating trustee other than the one agreed to by the beneficial owners thereof.

            j. We have assumed that the only assets owned by the Trusts will be the series of junior subordinated debt securities issued by the Depositor under the Indenture referred to in the Trust III Declaration and the Trust IV Declaration, as the case may be, cash on deposit in, or owing to, the respective Payment Accounts of Trust III and Trust IV, as the case may be, and all proceeds and rights in respect of the same.

            k. We note that we do not assume responsibility of the contents of the Registration Statement.

      This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished (except that it may be furnished to any federal, state or local regulatory agencies or regulators having appropriate jurisdiction and entitled to such disclosure) or quoted to, or relied upon by, any other person or entity for any purpose.

      We hereby consent to the use of our name under the heading "Legal Opinions" in the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.2 to the Registration Statement.

                                          very truly yours,

                                          /s/ Potter Anderson & Corroon

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                                   Schedule I


REPUBLIC NEW YORK CORPORATION

REPUBLIC NEW YORK CAPITAL III

REPUBLIC NEW YORK CAPITAL IV